UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 15. 2009

CHINA BAK BATTERY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address, including zip code, of principal executive offices)

(86-755) 8977-0093
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 15, 2009, China BAK Battery, Inc. (the “Company”), entered into a letter agreement with Tony Shen, the Company’s Chief Financial Officer.  The letter agreement confirmed that the Employment Agreement between the Company and Mr. Shen, dated as of May 13, 2007 (the “Employment Agreement”), has been automatically extended through May 13, 2010.  It also modified certain terms of the Employment Agreement to provide as follows: Pursuant to the letter agreement, Mr. Shen will remain the Company’s Chief Financial Officer until April 25, 2010.  If the Company terminates Mr. Shen prior to this date, he will receive all compensation and benefits he would otherwise be entitled to through that date.  After this date, the Company may terminate Mr. Shen’s employment upon 60 days’ notice.  In addition, Mr. Shen’s monthly compensation will be $20,000 from the date of the letter agreement through April 25, 2010.

This brief description of the terms of the letter agreement is qualified by reference to the provisions of this agreement.  The letter agreement is included as Exhibit 10.1 to this Report, and is hereby incorporated by reference herein.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Letter Agreement between the Registrant and Tony Shen, dated October 15, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: October 21, 2009	By:	/s/ Tony Shen
Tony Shen
Chief Financial Officer

EXHIBITS

(d) Exhibits

Exhibit	Description
10.1	Letter Agreement between the Registrant and Tony Shen, dated October 15, 2009